Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of April 22, 2005, among Matrix Service Company, a Delaware corporation (the “Company”), and the investors identified on the signature pages hereto (each an “Investor” and, collectively, the “Investors”).

WHEREAS, subject to the terms and conditions set forth in this Agreement the Company desires to sell certain securities to each of the Investors and each Investor, severally and not jointly, desires to purchase from the Company certain securities of the Company, as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Investors agree as follows:

ARTICLE I.

DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the meanings indicated in this Section 1.1:

“Action” means any action, suit, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation pending or threatened in writing against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency, regulatory authority (federal, state, county, local or foreign), stock market, stock exchange or trading facility.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144.

“Bankruptcy Event” means any of the following events: (a) the Company or any Subsidiary commences a proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company or any Subsidiary thereof; (b) there is commenced against the Company or any Subsidiary any such case or proceeding that is not dismissed within 60 days after commencement; (c) the Company or any Subsidiary is adjudicated by a court of competent jurisdiction insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered; (d) the Company or any Subsidiary suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 days; (e) under applicable law the Company or any Subsidiary makes a general assignment for the benefit of creditors; (f) the Company or any Subsidiary fails to pay, or states that it is unable to pay or is unable to pay, its debts generally as they become due; (g) the Company or any Subsidiary calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or (h) the Company or any Subsidiary, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

“Benefit Arrangement” means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or Multiemployer Plan and which is maintained or otherwise contributed by the Company.

“Benefit Plan” has the meaning set forth in Section 3.1(aa)(ii).

“Business Day” means any day except Saturday, Sunday and any day that is a federal legal holiday or a day on which banking institutions in the State of Delaware, Oklahoma or Texas are authorized or required by law or other governmental action to close.

“Cash Interest Coverage Ratio” means, as of any fiscal quarter end of the Company, the ratio of (i) EBITDA for the period of the four consecutive fiscal quarters ending thereon to (ii) Cash Interest Expense for such period.

“Cash Interest Expense” means, for any period, interest expense of the Company and the Subsidiaries for such period (excluding interest expense that has been capitalized and not paid in cash), determined on a consolidated basis in accordance with GAAP.

“Closing” means the closing of the purchase and sale of the Securities pursuant to Article II.

“Closing Date” means the Business Day immediately following the date on which all of the conditions set forth in Sections 5.1 and 5.2 hereof are satisfied, or such other date as the parties may agree.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $.01 per share, and any securities into which such common stock may hereafter be reclassified.

“Common Stock Equivalents” means any securities of the Company or any Subsidiary which entitle the holder thereof to acquire Common Stock at any time, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock or other securities that entitle the holder to receive, directly or indirectly, Common Stock.

“Company Counsel” means Conner & Winters, LLP.

“Company Deliverables” has the meaning set forth in Section 2.2(a).

“Contingent Liability” means, as to any Person, any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Debt of any other Person in any manner, whether directly or indirectly, including without limitation any obligation of such Person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Debt, (b) to purchase property or services for the purpose of assuring the owner of such Debt of its payment, or (c) to maintain the solvency, working capital, equity, cash flow, fixed charge or other coverage ratio, or any other financial condition of the primary obligor so as to enable the primary obligor to pay any Debt or to comply with any agreement relating to any Debt or obligation.

“Debt” of any Person shall mean, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (e) all obligations of such Person issued or assumed as the deferred purchase price of property or services (other than unsecured accounts payable incurred in the ordinary course of business), (f) all Debt of others secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) all obligations of such Person in respect of interest rate protection agreements, foreign currency exchange agreements or other interest or exchange rate hedging arrangements that exceed amounts necessary to hedge the Company’s cross-currency exposure, (h) all obligations of such Person as an account party in respect of letters of credit and bankers’ acceptances. The Debt of any Person shall include the Debt of any partnership in which such Person is a general partner, (i) all obligations of such Person as lessee which (y) are capitalized in accordance with GAAP or (z) arise pursuant to sale-leaseback transactions and (j) all Debt of others guaranteed by such Person.

“Delaware Courts” means the state and federal courts sitting in the State of Delaware.

“Disclosure Materials” has the meaning set forth in Section 3.1(h).

“EBITDA” means consolidated net income determined in accordance with GAAP plus, to the extent deducted in determining consolidated net income, (i) consolidated interest expense, (ii) expense for taxes paid or accrued, (iii) depreciation, amortization and other non-cash charges, including non-cash charges related to the implementation of the Company’s restructuring plan, and cash charges for professional fees associated therewith, (iv) losses on sale of fixed assets, and (v) extraordinary losses incurred other than in the ordinary course of business, minus, to the extent included in consolidated net income, (i) gains on sales of fixed assets, and (ii) extraordinary gains realized other than in the ordinary course of business, all calculated for the Company and its Subsidiaries on a consolidated basis for the then most recently ended four fiscal quarters.

“Effective Date” means the date that the Registration Statement required by Section 2(a) of the Registration Rights Agreement is first declared effective by the Commission.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

“ERISA Group” means the Company and each Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Company or any Subsidiary, are treated as a single employer under the Code.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“First Notice” has the meaning set forth in Section 4.11.

“GAAP” means U.S. generally accepted accounting principles.

“Intellectual Property Rights” has the meaning set forth in Section 3.1(p).

“Interest Coverage Ratio” means, as of any fiscal quarter end of the Company, the ratio of (i) EBITDA for the period of the four consecutive fiscal quarters ending thereon to (ii) Interest Expense for such period.

“Interest Expense” means, for any period, interest expense of the Company and the Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Investment Amount” means, with respect to each Investor, the investment amount indicated below such Investor’s signature page to this Agreement.

“Investor Deliverables” has the meaning set forth in Section 2.2(b).

“Investor Party” has the meaning set forth in Section 4.10.

“Leverage Ratio” means, as of any date, the ratio of (i) Total Debt as of such date to (ii) EBITDA for the period of four consecutive fiscal quarters ending on, or most recently before, such date.

“Lien” means any lien, charge, encumbrance, security interest, right of first refusal or other restrictions of any kind.

“Losses” has the meaning set forth in Section 4.10.

“Material Adverse Effect” means any of (i) a material and adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material and adverse effect on the results of operations, assets, prospects, business or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) an adverse impairment to the Company’s ability to perform on a timely basis its obligations under any Transaction Document.

“New Issue Securities” has the meaning set forth in Section 4.11.

“Notes” means the 7% senior unsecured convertible promissory notes issuable by the Company to the Investors pursuant to terms hereof, in the Form of Exhibit A, due five years from the Original Issue Date (as defined therein) which, among other things, give the Holders thereof the right to acquire shares of Common Stock on the terms thereof.

“Outside Date” means May 6, 2005.

“Permitted Indebtedness” has the meaning set forth in Section 6.3.

“Permitted Liens” means: (a) liens for taxes, assessments or governmental charges not delinquent or being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with GAAP are maintained on the books of the Company or the applicable Subsidiary; (b) liens arising out of deposits in connection with workers’ compensation, unemployment insurance, old age pensions or other social security or retirement benefits legislation; (c) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds, and other obligations of like nature arising in the ordinary course of business of the Company or a Subsidiary; (d) liens imposed by law, such as mechanics’, workers’, materialmens’, carriers’ or other like liens arising in the ordinary course of business of the Company or a Subsidiary which secure the payment of obligations which are not past due or which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP are maintained on the books of the Company or the applicable Subsidiary; (e) liens existing on the Closing Date, and described on Schedule 3.1(o); (f) purchase money security interests or liens for the purchase of fixed assets to be used in the business of the Company or a Subsidiary, securing solely the fixed assets so purchased and the proceeds thereof; (g) capitalized leases which do not violate any provision of this Agreement; (h) liens of commercial depository institutions, arising in the ordinary course of business, constituting a statutory or common law right of setoff against amounts on deposit with such institution; and (i) rights of way, zoning restrictions, easements and similar encumbrances affecting the Company’s real property which do not materially interfere with the use of such property.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“PBGC” means the Pension Benefit Guarantee Corporation or any entity succeeding to any or all of its functions under ERISA.

“Plan” means at any time an employee pension plan benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under the Code and either (i) is maintained, or contributed to, by any member of the ERISA group for employees of any member of the ERISA group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA group.

“Prepaid Interest” means an amount in United States Dollars equal to the full amount of interest that would accrue on the original principal amount of the Notes (assuming no payment, prepayment, redemption, or repurchase) pursuant to Section 2 of the Notes for the two year period commencing on the Original Issue Date of such Notes through the 2nd anniversary of such Original Issue Date.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Purchase Money Financing” has the meaning set forth in Section 6.3.

“Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale by the Investors of the Underlying Shares.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the date of this Agreement, among the Company and the Investors, in the form of Exhibit B hereto.

“Required Investors” means one or more Investors representing greater than 50% of the aggregate principal amount of all Notes then outstanding.

“Required Minimum” means, as of any date, the maximum aggregate number of shares of Common Stock then issued or potentially issuable in the future pursuant to the Transaction Documents that the Company is obligated to issue, whether contingently or otherwise, including, without limitation, any Underlying Shares issuable upon conversion in full of all Notes.

“Restricted Payment” means, with respect to any Person, (a) any direct or indirect distribution, dividend or other payment on account of any equity interest in, or shares of capital stock or other securities of, such Person and (b) any management, consulting or other similar fees, or any interest thereon, payable by such Person to any affiliate of such Person (other than the Company), or to any other Person other than an unrelated third party; provided, however, that Restricted Payments shall not include any arms length consulting agreements with consultants of the Company which are approved by the Board of Directors of the Company.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SEC Reports” has the meaning set forth in Section 3.1(h).

“Securities” means the Notes and the Underlying Shares issuable thereunder.

“Securities Act” means the Securities Act of 1933, as amended.

“Senior Credit Agreement” means that certain Credit Agreement dated as of March 7, 2003, among the Company, the Agent designated therein and the various Lenders party thereto, as amended by that certain Amendment One to Credit Agreement dated as of May 22, 2003, that certain Amendment Two to Credit Agreement dated as of August 27, 2003, that certain Amendment Three to Credit Agreement dated as of December 19, 2003, that certain Amendment Four to Credit Agreement dated as of March 11, 2004, that certain Amendment Five to Credit Agreement dated as of May 6, 2004, that certain Amendment Six to Credit Agreement dated as of August 5, 2004, that certain Amendment Seven to Credit Agreement dated as of October 6, 2004, that certain Amendment Eight to Credit Agreement dated as of November 30, 2004, that certain letter agreement dated March 23, 2005, and that certain letter agreement dated April 8, 2005, and that certain Amendment Nine to Credit Agreement dated as of April 22, 2005 and as may hereafter be amended from time to time.

“Senior Credit Facility” means the “Loans” described in the Senior Credit Agreement.

“Senior Documents” means the Senior Credit Agreement and the other Loan Documents, as defined in the Senior Credit Agreement, each as may be amended, restated, supplemented, modified, extended, renewed, refinanced or replaced from time to time, and any replacement thereof in connection with any refinancing of the Senior Obligations.

“Senior Obligations” means all indebtedness, obligations and other liabilities of the Company and its Subsidiaries, or any of them, now or hereafter existing in favor of the Lenders and the Agent (as defined under the Senior Documents), whether for principal (including, without limitation, protective advances), reimbursement obligations, interest (including interest accruing subsequent to the filing of any petition initiating any Reorganization (as defined under the Senior Documents), whether or not a claim for such interest is allowed in any such proceeding), guaranteed obligations, fees, premiums, indemnities, costs, expenses (including, without limitation, auditor, legal and other professional fees, costs and expenses), or otherwise, provided that the principal amount of extensions of credit under the Senior Documents that shall constitute Senior Obligations for purposes of this Agreement shall under no circumstances exceed $90 million.

“Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker dealers or foreign regulated brokers.

“Steelhead” means Steelhead Investments Ltd., a Cayman Islands corporation.

“Subordination Agreement” means that certain Subordination Agreement dated April 22, 2005, among the Investors, the Company, the various obligors listed on the signature pages thereto and JPMorgan Chase Bank, N.A., as a lender, letter of credit issuer and as agent for the lenders under the Credit Agreement, in the form of Exhibit C hereto.

“Subsidiary” means any subsidiary of the Company included in the SEC Reports.

“Total Debt” means, as of any date, the aggregate principal amount of all Debt of the Company and the Subsidiaries as of such date determined on a consolidated basis in accordance with GAAP.

“Trading Day” means (i) a day on which the Common Stock is traded on a Trading Market, or (ii) if the Common Stock is not quoted on the OTC Bulletin Board, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i) and (ii) hereof, then Trading Day shall mean a Business Day.

“Trading Market” means whichever of the New York Stock Exchange, the American Stock Exchange, the NASDAQ National Market, the NASDAQ SmallCap Market or OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.

“Transaction Documents” means this Agreement, the Notes, the Registration Rights Agreement and any other documents or agreements executed in connection with the transactions contemplated hereunder, but excluding the Subordination Agreement.

“Underlying Shares” means the shares of Common Stock issuable upon conversion of the Notes.

ARTICLE II.

PURCHASE AND SALE

2.1 Closing. Subject to the terms and conditions set forth in this Agreement, at the Closing the Company shall issue and sell to each Investor, and each Investor shall, severally and not jointly, purchase from the Company, the Notes representing such Investor’s Investment Amount. The Closing shall take place at the offices of Bryan Cave LLP, 1290 Avenue of the Americas, New York, NY 10104 on the Closing Date or at such other location or time as the parties may agree.

2.2 Closing Deliveries. (a) At the Closing, the Company shall deliver or cause to be delivered to each Investor the following (the “Company Deliverables”):

(i) Notes in the aggregate principal amount of the Investment Amount indicated below such Investor’s name on its signature page of this Agreement, registered in the name of such Investor;

(ii) the legal opinion of Company Counsel, in agreed form, addressed to the Investors;

(iii) the Registration Rights Agreement, duly executed by the Company;

(iv) the Subordination Agreement, duly executed by the Company; and

(v) any other documents reasonably requested by such Investor.

(b) At the Closing, each Investor shall deliver or cause to be delivered to the Company the following (the “Investor Deliverables”):

(i) its Investment Amount indicated below such Investor’s name on the signature page of this Agreement, in United States dollars and in immediately available funds, by wire transfer to an account designated in writing by the Company for such purpose less an amount equal to the Prepaid Interest on the principal amount of the Notes issuable to such Investor and, in the case of Steelhead, less the amount contemplated in Section 7.1 (adjusted for payments previously made);

(ii) the Registration Rights Agreement, duly executed by such Investor; and

(iii) the Subordination Agreement, duly executed by the Investor.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to each Investor:

(a) Subsidiaries. The Company has no direct or indirect Subsidiaries other than as specified in Schedule 3.1(a). Except as disclosed in Schedule 3.1(a), the Company owns, directly or indirectly, all of the capital stock of each Subsidiary free and clear of any and all Liens (other than Permitted Liens), and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights.

(b) Organization and Qualification. The Company and each Subsidiary are duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. The Company and each Subsidiary are duly qualified to conduct its respective businesses and are in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(c) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations thereunder. The execution and delivery of each of the Notes and the other Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company in connection therewith. Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(d) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby (i) do not and will not conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) upon execution and delivery of Amendment Nine to the Senior Credit Agreement, will not conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. Except to the extent prohibited by the Subordination Agreement, payments of cash on account of principal of or interest under the Notes, upon any Event of Default under the Notes, as a result of liquidated damages under any Transaction Document or upon a Buy In under and as such term is defined in the Notes will not require the consent of, any payment to, or the springing of any Lien in favor of any lender to or creditor of the Company or any Subsidiary (under a credit facility, loan agreement or otherwise) and will not result in a default under any such credit facilities, loans or other agreements.

(e) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) the filing with the Commission of one or more Registration Statements in accordance with the requirements Registration Rights Agreement, (ii) filings required by state securities laws, (iii) the filing of a Notice of Sale of Securities on Form D with the Commission under Regulation D of the Securities Act (iv) the filings required in accordance with Section 4.8, (v) the filing of notification forms regarding listing of additional shares and change in the number of shares outstanding with the Nasdaq National Market and (vi) those that have been made or obtained prior to the date of this Agreement.

(f) Issuance of the Securities. The Underlying Shares have been duly authorized and, when issued and paid for in accordance with the Notes, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens. The Company has reserved from its duly authorized capital stock a number of shares of Common Stock issuable upon conversion of the Notes, which number of reserved shares is not less than the Required Minimum calculated as of the date hereof.

(g) Capitalization. The number of shares and type of all authorized, issued and outstanding capital stock of the Company, and all shares of Common Stock reserved for issuance under the Company’s various option and incentive plans, is specified in the SEC Reports. Except as specified in the SEC Reports, no securities of the Company are entitled to preemptive or similar rights, and no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as specified in the SEC Reports, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock. The issue and sale of the Securities will not, immediately or with the passage of time, obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Investors or any subsequent holders of the Securities) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities.

(h) SEC Reports; Financial Statements. The Company has filed all reports required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the twelve months preceding the date hereof (or such shorter period as the Company was required by law to file such reports) (the foregoing materials being collectively referred to herein as the “SEC Reports” and, together with the Schedules to this Agreement (if any), the “Disclosure Materials”) on a timely basis or has timely filed a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(i) Press Releases. The press releases disseminated by the Company during the twelve months preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made and when made, not misleading.

(j) Material Changes. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in the SEC Reports, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables, accrued expenses and other liabilities incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting or the identity of its auditors, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock other than the Company’s share buy-back plan, and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans.

(k) Litigation. There is no Action which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) except as specifically disclosed in the SEC Reports, would, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor any director or officer thereof (in his or her capacity as such), is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty, except as specifically disclosed in the SEC Reports. There has not been, and to the knowledge of the Company, there is not pending any investigation by the Commission involving the Company or any current or former director or officer of the Company (in his or her capacity as such). The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(l) Labor Relations. Except as disclosed in Schedule 3.1(l), no material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company.

(m) Compliance. Except as disclosed in Schedule 3.1(m), neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. The Company has substantially complied with all effective requirements of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations thereunder, that are applicable to it, except where such noncompliance could not have or reasonably be expected to result in a Material Adverse Effect.

(n) Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such permits.

(o) Title to Assets. The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them that is material to their respective businesses and good and valid title in all personal property owned by them that is material to their respective businesses, in each case free and clear of all Liens, except for Permitted Liens and Liens that do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases of which the Company and the Subsidiaries are in compliance, except as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(p) Patents and Trademarks. The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights that are necessary or material for use in connection with their respective businesses as described in the SEC Reports and which the failure to so have could, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect (collectively, the “Intellectual Property Rights”). Neither the Company nor any Subsidiary has received a written notice that the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the rights of any Person. Except as set forth in the SEC Reports, to the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights.

(q) Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged. The Company has no reason to believe that it will not be able to renew its and the Subsidiaries’ existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business on terms consistent with market for the Company’s and such Subsidiaries’ respective lines of business.

(r) Transactions With Affiliates and Employees. Except as set forth in the SEC Reports, none of the officers or directors of the Company and, to the knowledge of the

Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

(s) Internal Accounting Controls. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Exchange Act rules 13a-14 and 15d-14) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company, including its Subsidiaries, is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s Form 10-K or 10-Q, as the case may be, is being prepared. The Company’s certifying officers have evaluated the effectiveness of the Company’s controls and procedures in accordance with Item 307 of Regulation S-K under the Exchange Act for the Company’s most recently ended fiscal quarter or fiscal year-end (such date, the “Evaluation Date”). The Company presented in its most recently filed Form 10-K or Form 10-Q the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the Company’s internal controls that would be required to be disclosed pursuant to Item 308(c) of Regulation S-K under the Exchange Act or, to the Company’s knowledge, in other factors that could reasonably be expected to have a Material Adverse Effect on the Company’s internal controls.

(t) Solvency. Based on the financial condition of the Company as of the Closing Date (and assuming that the Closing shall have occurred and the credit commitment under the Company’s Senior Credit Agreement shall have been increased as described in Section 5.1(i) hereof), (i) the Company’s fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature; (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof; and (iii) the current cash flow of the Company, together with the fair saleable value of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid. The Company has no current intention to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).

(u) Certain Fees. Except for the fee payable to Banc of America Securities LLC for its services as exclusive placement agent with respect to the Securities, no brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement. The Investors shall have no obligation with respect to any fees or with respect to any claims (other than such fees or commissions owed by an Investor pursuant to written agreements executed by such Investor which fees or commissions shall be the sole responsibility of such Investor) made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement.

(v) Certain Registration Matters. Assuming the accuracy of the Investors’ representations and warranties set forth in Section 3.2(b)-(e), no registration under the Securities Act is required for the offer and sale of the Notes by the Company to the Investors under the Transaction Documents. The Company is eligible to register its Common Stock for resale by the Investors under Form S-3 promulgated under the Securities Act. Except as specified in Schedule 3.1(v), the Company has not granted or agreed to grant to any Person any rights (including “piggy-back” registration rights) to have any securities of the Company registered with the Commission or any other governmental authority that have not been satisfied.

(w) Listing and Maintenance Requirements. Except as specified in the SEC Reports, the Company has not, in the two years preceding the date hereof, received notice from any Trading Market to the effect that the Company is not in compliance with the listing or maintenance requirements thereof. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with the listing and maintenance requirements for continued listing of the Common Stock on the Trading Market on which the Common Stock is currently listed or quoted. The issuance and sale of the Securities under the Transaction Documents does not contravene the rules and regulations of the Trading Market on which the Common Stock is currently listed or quoted, and no approval of the shareholders of the Company thereunder is required for the Company to issue and deliver to the Investors the Securities contemplated by Transaction Documents.

(x) Investment Company. The Company is not, and is not an Affiliate of, and immediately following the Closing will not have become, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(y) Application of Takeover Protections. The Company has taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Certificate of Incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Investors as a result of the Investors and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation the Company’s issuance of the Securities and the Investors’ ownership of the Securities.

(z) No Additional Agreements. The Company does not have any agreement or understanding with any Investor with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents and the Subordination Agreement.

(aa) Compliance with ERISA. (i) Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Code in respect of any Plan, (ii) failed to make any required contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

(ii) The benefit plans not covered under clause (i) above (including profit sharing, deferred compensation, stock option, employee stock purchase, bonus, retirement, health or insurance plans, collectively the “Benefit Plans”) relating to the employees of the Company are duly registered where required by, and are in good standing in all material respects under, all applicable laws. All required employer and employee contributions and premiums under the Benefit Plans to the date hereof have been made, the respective fund or funds established under the Benefit Plans are funded in accordance with applicable laws, and no past service funding liabilities exist thereunder.

(iii) No Benefit Plans have any unfunded liabilities, either on a “going concern” or “winding up” basis and determined in accordance with all applicable laws and actuarial practices and using actuarial assumptions and methods that are reasonable in the circumstances. No event has occurred and no condition exists with respect to any Benefit Plans that has resulted or could reasonably be expected to result in any pension plan having its registration revoked or wound up (in whole or in part) or refused for the purposes of any applicable laws or being placed under the administration of any relevant pension benefits regulatory authority or being required to pay any taxes or penalties (in any material amounts) under any applicable laws.

(bb) Taxes. All United States federal, state, county, municipality local or foreign income tax returns and all other material tax returns (including foreign tax returns) which are required to be filed by or on behalf of the Company and each Subsidiary have been filed and all material taxes due pursuant to such returns or pursuant to any assessment received by the Company and each Subsidiary have been paid except those being disputed in good faith and for which adequate reserves have been established. The charges, accruals and reserves on the books of the Company and each Subsidiary in respect of taxes or other governmental charges have been established in accordance with GAAP.

(cc) Absence of Any Undisclosed Liabilities or Capital Calls. Except for litigation described in the SEC Reports, there are no liabilities of the Company or any Subsidiary of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability, other than (i) those liabilities provided for in the Company’s financial statements and (ii) other undisclosed liabilities which, individually or in the aggregate, could not have, or reasonably be expected to result in, a Material Adverse Effect.

(dd) Real Property Holding Company. The Company is not a United States real property holding company.

(ee) Additional Shares Listing Application. The Company has filed an Additional Shares Listing Application and all necessary related documents with the Nasdaq Stock Market in accordance with Nasdaq Rule 4310(c)(17)(D).

(ff) Disclosure. The Company confirms that as of the time the Company files the press release and Current Report on Form 8-K contemplated under Section 4.8, the Investor will not be in possession of material non-public information concerning the Company or its business as a result of any information delivered to such Investor or its advisor by the Company or any Person on its behalf. The Company understands and confirms that the Investors will rely on the foregoing representations and covenants in effecting transactions in securities of the Company. All disclosure provided to the Investors regarding the Company, its business and the transactions contemplated hereby, furnished by or on behalf of the Company (including the Company’s representations and warranties set forth in this Agreement), together with all other information provided or available in the SEC Reports, are true and correct in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

Each of the Investors acknowledges and agrees that the Company has not made and is not making any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 3.1.

3.2 Representations and Warranties of the Investors. Each Investor hereby, for itself and for no other Investor, represents and warrants to the Company as follows:

(a) Organization; Authority. Such Investor is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the applicable Transaction Documents and otherwise to carry out its obligations thereunder. The execution, delivery and performance by such Investor of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or, if such Investor is not a corporation, such partnership, limited liability company or other applicable like action, on the part of such Investor. Each of this Agreement, the Registration Rights Agreement and the Subordination Agreement has been duly executed by such Investor, and when delivered by such Investor in accordance with terms hereof, will constitute the valid and legally binding obligation of such Investor, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(b) Investment Intent. Such Investor is acquiring the Securities as principal for its own account for investment purposes only and not with a view to or for distributing or reselling such Securities or any part thereof, without prejudice, however, to such Investor’s right at all times to sell or otherwise dispose of all or any part of such Securities in compliance with applicable federal and state securities laws. Subject to the immediately preceding sentence, nothing contained herein shall be deemed a representation or warranty by such Investor to hold the Securities for any period of time. Such Investor is acquiring the Securities hereunder in the ordinary course of its business. Such Investor does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.

(c) Investor Status. Such Investor is an “accredited investor” as defined in Rule 501(a) under the Securities Act. Such Investor is not a registered broker-dealer under Section 15 of the Exchange Act.

(d) General Solicitation. Such Investor is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(e) Access to Information. Such Investor acknowledges that it has reviewed the Disclosure Materials and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and the Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Neither such inquiries nor any other investigation conducted by or on behalf of such Investor or its representatives or counsel shall modify, amend or affect such Investor’s right to rely on the truth, accuracy and completeness of the Disclosure Materials and the Company’s representations and warranties contained in the Transaction Documents. Such Investor understands that its investment in the Securities involves a high degree of risk. Each Investor is able to bear the risk of an investment in the Securities including, without limitation, the risk of total loss of its investment. Such Investor has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

(f) Certain Trading Activities. Such Investor has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Investor, engaged in any purchases or sales in the securities of the Company (including, without limitations, any Short Sales involving the Company’s securities) since the date on which such Investor entered into a confidentiality or similar agreement with the Company in connection with such Investor’s participation in the transactions contemplated by this Agreement. Such Investor covenants that neither it nor any Person acting on its behalf or pursuant to any understanding with it will engage in any purchases or sales in the securities of the Company (including Short Sales) prior to the time that the transactions contemplated by this Agreement are publicly disclosed. Notwithstanding the foregoing, in the case of an Investor that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Investor’s assets and the portfolio managers have no actual knowledge of the investment decisions made by the portfolio managers managing other portions of such Investor’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement.

(g) Limited Ownership. The purchase by such Investor of the Securities issuable to it at the Closing will not result in such Investor (individually or together with other Person with whom such Investor has identified, or will have identified, itself as part of a “group” in a public filing made with the Commission involving the Company’s securities) acquiring, or obtaining the right to acquire, in excess of 19.999% of the outstanding shares of Common Stock or the voting power of the Company on a post transaction basis that assumes that the Closing shall have occurred and taking into affect the conversion caps contained in the Notes which would restrict such Investor’s ability to exceed its conversion rights under the Notes. Such Investor does not presently intend to, alone or together with others, make a public filing with the Commission to disclose that it has (or that it together with such other Persons have) acquired, or obtained the right to acquire, as a result of the Closing (when added to any other securities of the Company that it or they then own or have the right to acquire), in excess of 19.999% of the outstanding shares of Common Stock or the voting power of the Company on a post transaction basis that assumes that the Closing shall have occurred.

(h) Independent Investment Decision. Such Investor has independently evaluated the merits of its decision to purchase Securities pursuant to this Agreement, and such Investor confirms that it has not relied on the advice of any other Investor’s business and/or legal counsel in making such decision. If such Investor is other than Steelhead, such Investor represents and warrants that Bryan Cave LLP has not acted as its legal counsel in connection with the transactions contemplated by this Agreement.

The Company acknowledges and agrees that no Investor has made or makes any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 3.2.

ARTICLE IV.

OTHER AGREEMENTS OF THE PARTIES

4.1 (a) The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of the Securities other than pursuant to an effective registration statement, to the Company, to an Affiliate of a Investor or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act.

(b) Certificates evidencing the Securities will contain the following legend, until such time as they are not required under Section 4.1(c):

[NEITHER THESE SECURITIES NOR THE SECURITIES ISSUABLE UPON CONVERSION OR EXERCISE OF THESE SECURITIES HAVE BEEN REGISTERED] [THESE SECURITIES HAVE NOT BEEN REGISTERED] WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. [THESE SECURITIES AND THE SECURITIES ISSUABLE UPON CONVERSION OR EXERCISE OF THESE SECURITIES] [THESE SECURITIES] MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES.

The Company acknowledges and agrees that an Investor may from time to time pledge, and/or grant a security interest in some or all of the Securities pursuant to a bona fide margin agreement in connection with a bona fide margin account and, if required under the terms of such agreement or account, such Investor may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval or consent of the Company and no legal opinion of legal counsel to the pledgee, secured party or pledgor shall be required in connection with the pledge, but such legal opinion may be required in connection with a subsequent transfer following default by the Investor transferee of the pledge. No notice shall be required of such pledge. At the appropriate Investor’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities including the preparation and filing of any required prospectus supplement under Rule 424(b)(3) of the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of Selling Stockholders thereunder.

(c) Certificates evidencing Underlying Shares shall not contain any legend (including the legend set forth in Section 4.1(b)): (i) while a registration statement (including the Registration Statement) covering such Underlying Shares is then effective, or (ii) following a sale or transfer of such Securities pursuant to Rule 144 (assuming the transferor is not an Affiliate of the Company), or (iii) while such Securities are eligible for sale under Rule 144(k). The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section. The Company agrees that following such time as restrictive legends would not then be required under this Section 4.1(c), it shall promptly (but in no event later than five Trading Days after surrender of legended certificates to the Company) cause certificates evidencing the Underlying Shares previously issued to be replaced with certificates which do not bear the restrictive legends specified in this Section 4.1(c), and all Underlying Shares subsequently issued shall not bear the restrictive legend specified in this Section 4.1(c).

(d) Without the prior consent of the Company (which will not be unreasonably withheld or delayed), the Notes may not be transferred (A) in increments of less than the lesser of (x) $2 million and (y) the remaining principal amount of the Notes held by the transferring Investor or (B) to Persons (1) identified as “competitors” of the Company or (2) engaged in, or who have threatened in writing to engage in, a material Action against the Company, in each case of (1) and (2) as disclosed in Schedule 4.1(d) or in periodic reports of the Company filed by the Company with the Commission under the Exchange Act. The foregoing prohibitions shall not apply to transfers of Underlying Shares and shall not apply upon the occurrence of an Event of Default.

4.2 Furnishing of Information. As long as any Investor owns the Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. As long as any Investor owns Securities, if the Company is not required to file reports pursuant to such laws, it will prepare and furnish to the Investors and make publicly available in accordance with Rule 144(c) such information as is required for the Investors to sell the Underlying Shares under Rule 144. The Company further covenants that it will take such further action as any holder of Securities may reasonably request, all to the extent required from time to time to enable such Person to sell the Underlying Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

4.3 Acknowledgment of Dilution. The Company acknowledges that the issuance of Underlying Shares upon conversion of Notes will result in dilution of the outstanding shares of Common Stock, which dilution may be substantial. The Company further acknowledges that its obligation to honor conversions under the Notes is unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim that the Company may have against any Investor.

4.4 Integration. The Company shall not, and shall use its best efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Investors, or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market in a manner that would require stockholder approval of the sale of the securities to the Investors.

4.5 Reservation of Shares. The Company shall maintain a reserve from its duly authorized shares of Common Stock to comply with its conversion obligations under the Notes.

4.6 Conversion Procedures. The form of Conversion Notice included in and as defined in the Notes sets forth the totality of the procedures required by the Investors in order to convert the Notes. The Company shall honor conversions of the Notes and shall deliver Underlying Shares in accordance with the terms, conditions and time periods set forth in the Transaction Documents.

4.7 Subsequent Registrations. Other than pursuant to the Registration Statement, prior to the Effective Date, the Company may not file any registration statement with the Commission with respect to any securities of the Company other than registration statements on Form S-8 promulgated by the Commission or any amendment to the Company’s registration statement on Form S-3, File No. 333-117077 (other than to increase the amount of securities registered thereunder).

4.8 Securities Laws Disclosure; Publicity. By 9:00 a.m. (New York time) on the Trading Day following the execution of this Agreement, and by 9:00 a.m. (New York time) on the Trading Day following the Closing Date, the Company shall issue press releases disclosing the transactions contemplated hereby and the Closing as well as any other information disclosed previously by the Company or Persons acting on its behalf to such Investor or its agents under any confidentiality or similar agreement and not subsequently disclosed to the public. On the Trading Day following the execution of this Agreement the Company will file a Current Report on Form 8-K disclosing the material terms of the Transaction Documents as well as any other information disclosed previously by the Company or Persons acting on its behalf to such Investor or its agents under any confidentiality or similar agreement and not subsequently disclosed to the public (and attach as exhibits thereto the Transaction Documents), and on the Closing Date the Company will file an additional Current Report on Form 8-K to disclose the Closing. In addition, the Company will make such other filings and notices in the manner and time required by the Commission and the Trading Market on which the Common Stock is listed. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Investor, or include the name of any Investor in any filing with the Commission (other than the Registration Statement and any exhibits to filings made in respect of this transaction in accordance with periodic filing requirements under the Exchange Act) or any regulatory agency or Trading Market, without the prior written consent of such Investor, except to the extent such disclosure is required by law or Trading Market regulations.

4.9 Limitation on Issuance of Future Priced Securities. During the six months following the Closing Date, the Company shall not issue any “Future Priced Securities” as such term is described by NASD IM-4350-1.

4.10 Indemnification of Investors. In addition to the indemnity provided in the Registration Rights Agreement, the Company will indemnify and hold the Investors and their directors, officers, shareholders, partners, employees and agents (each, an “Investor Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation (collectively, “Losses”) that any such Investor Party may suffer or incur as a result of or relating to any misrepresentation, breach or inaccuracy of any representation, warranty, covenant or agreement made by the Company in any Transaction Document. In addition to the indemnity contained herein, the Company will reimburse each Investor Party for its reasonable legal and other expenses (including the cost of any investigation, preparation and travel in connection therewith) incurred in connection therewith, as such expenses are incurred.

4.11 Right of First Refusal. If at any time while the Notes are outstanding, the Company proposes to issue any Common Stock or Common Stock Equivalents (collectively, “New Issue Securities”), the Company shall first offer up to all of the New Issue Securities to the Investors in accordance with the following provisions:

(a) The Company shall give a written notice to each Investor (the “First Notice”) stating (i) its intention to issue the New Issue Securities, (ii) the number and description of the New Issue Securities proposed to be issued, (iii) the purchase price (calculated as of the proposed issuance date) and the other terms and conditions upon which the Company is offering the New Issue Securities and (iv) the transaction documents in substantially definitive form pursuant to which the Company proposes to issue New Issue Securities.

(b) Transmittal of the First Notice to the Investors by the Company shall constitute an offer by the Company to sell to each Investor up to its proportionate number (based upon such Investor’s pro rata portion of all Investment Amounts hereunder) of the New Issue Securities for the price and upon the terms and conditions set forth in the First Notice. For a period of five (5) Trading Days after receipt of the of the First Notice, each Investor shall have the option, exercisable by written notice to the Company, to accept the Company’s offer as to all or any part of such Investor’s proportionate number of the New Issue Securities. If two or more types of New Issue Securities are to be issued or New Issue Securities are to be issued together with other types of securities, including, without limitation, debt securities, in a single transaction or related transactions, the rights to purchase New Issue Securities granted to the Investors under this Section may be exercised to purchase all types of New Issue Securities and such other securities in the same proportion as such New Issue Securities and other securities are to be issued by the Company. In the event that the Investors do not timely elect to purchase all of the New Issue Securities subject to the First Notice, the Company shall only be permitted to consummate a transaction for New Issue Securities for which such elections shall not have been so made on the terms and to the Persons specified in the First Notice. Notwithstanding anything to the contrary herein and unless otherwise agreed to by the Required Investors, the Company shall either confirm in writing to the Investors that the transaction with respect to the New Issue Securities has been abandoned or shall publicly disclose its intention to issue New Securities, in either case in such a manner such that Investors will not be in possession of material non-public information, by the tenth Trading Day following delivery of the First Notice. If by the tenth Trading Day following delivery of the First Notice no public disclosure regarding a transaction with respect to the New Issue Securities has been made, and no notice regarding the abandonment of such transaction has been received by the Investor, such transaction shall be deemed to have been abandoned and the Investor shall not be deemed to be in possession of any material, non-public information with respect to the Company. Should the Company decide to pursue such transaction with respect to the New Issue Securities, the Company shall provide each Investor with another First Notice and each Investor will again have the right of first refusal set forth in this Section. If the Investors indicate in the aggregate a willingness to provide financing in excess of the amount set forth in the First Notice, then each Investor will be entitled to provide financing pursuant to such First Notice up to an amount of all such proceeds equal to such Investor’s pro rata portion of all Investment Amounts hereunder. The Company shall not be permitted to deliver more than one such First Notice to the Investors in any 45 day period.

(c) Notwithstanding the foregoing, should the transaction with respect to the New Issue Securities occur as a result of the Company’s engaging a nationally recognized underwriter or nationally recognized investment bank to solicit offers to purchase such New Issue Securities, then the Company shall be obligated to offer up to only 50% of the New Issue Securities in such a transaction to the Investors in accordance with the terms of this Section 4.11.

(d) The rights contained in this Section shall not apply to the issuance and sale by the Company of (i) shares of Common Stock or Common Stock Equivalents to employees, officers, or directors of the Company, as compensation for their services to the Company or any of its direct or indirect Subsidiaries pursuant to arrangements approved by the Board of Directors of the Company and consistent with past practice or (ii) Securities pursuant to the Transaction Documents.

4.12 Non-Public Information. The Company covenants and agrees that neither it nor any other Person acting on its behalf will provide any Investor or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Investor shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that each Investor shall be relying on the foregoing representations in effecting transactions in securities of the Company.

4.13 Listing of Securities. The Company agrees, (i) if the Company applies to have the Common Stock traded on any other Trading Market, it will include in such application the Underlying Shares, and will take such other action as is necessary or desirable to cause the Underlying Shares to be listed on such other Trading Market as promptly as possible, and (ii) for a period of not less than six years from the date hereof, it will take all action reasonably necessary to continue the listing and trading of its Common Stock on a Trading Market and will comply in all material respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market.

4.14 Use of Proceeds. The Company will use the net proceeds from the sale of the Securities hereunder to repay Term Loan B under the Senior Credit Agreement in full and use the remainder for working capital purposes. The proceeds may not be used to redeem any Common Stock or Common Stock Equivalents.

4.15 Payment of Cash Dividend. The Company agrees, so long as any of the Notes are outstanding, not to declare, pay or make any provision for any cash dividend or distribution with respect to the Common Stock of the Company.

4.16 Existence; Conduct of Business. The Company will, and will cause each of the Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business, provided that the foregoing shall not prohibit (a) any restructuring activity consistent with the Company’s previously announced program to reduce its cost structure and improve its operating results, (b) any sale, lease, transfer or other disposition permitted by this Agreement, (c) any merger of (i) any domestic Subsidiary with any other domestic Subsidiary, (ii) any domestic Subsidiary with and into the Company, or (iii) any foreign Subsidiary with any other foreign Subsidiary or (d) the dissolution of any inactive Subsidiary.

4.17 Financial Ratios. Commencing fifteen (15) months from the Closing Date and so long as any of the Notes are outstanding, the Company covenants and agrees that (i) the Leverage Ratio shall not at any time exceed 4.25:1.00 and (ii) (a) until and including the second anniversary of the Closing Date, the Cash Interest Coverage Ratio shall at all times exceed 2.5:1.00 and (b) after the second anniversary of the Closing Date, the Interest Coverage Ratio shall at all times exceed 2.5:1.00.

4.18 Subordination Agreement. Certain of the obligations of the Company to the Investors hereunder are subordinated to the Senior Obligations pursuant to, and to the extent provided in, the Subordination Agreement.

ARTICLE V.

CONDITIONS PRECEDENT TO CLOSING

5.1 Conditions Precedent to the Obligations of an Investor to Purchase Securities. The obligation of each Investor to acquire Securities and make loans at the Closing is subject to the satisfaction or waiver by such Investor, at or before the Closing, of each of the following conditions:

(a) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct as of the date when made and as of the Closing as though made on and as of such date;

(b) Performance. The Company shall have performed, satisfied and complied with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing;

(c) Officer’s Certificate. A certificate executed by a duly authorized officer of the Company certifying that all representations and warranties made by the Company and information furnished by the Company in any schedules to this Agreement, are true and correct in all material respects as of the Closing Date, and all covenants, agreements and obligations required by this Agreement to be performed or complied with by the Company, prior to or at the Closing, have been performed or complied with in all material respects.

(d) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents;

(e) Adverse Changes. Since the date of execution of this Agreement, no event or series of events shall have occurred that has had or would reasonably be expected to result in a Material Adverse Effect;

(f) No Suspensions of Trading in Common Stock; Listing. Trading in the Common Stock shall not have been suspended by the Commission or any Trading Market (except for any suspensions of trading of not more than one Trading Day solely to permit dissemination of material information regarding the Company) at any time since the date of execution of this Agreement, and the Common Stock shall have been at all times since such date listed for trading on a Trading Market;

(g) Company Deliverables. The Company shall have delivered the Company Deliverables in accordance with Section 2.2(a);

(h) Nasdaq Listing. The Nasdaq Stock Market shall have provided a written interpretation to the Company that the issuance of the Underlying Shares does not require approval by the shareholders of the Company and shall have orally advised the Company that it need not wait fifteen days following the filing of its Additional Shares Listing Application filed by the Company in connection with this transaction for the Closing to occur; and

(i) Estoppel Certificate. JPMorgan Chase Bank, N.A. and the various Lenders party to the Senior Documents, shall have executed an Estoppel Certificate (in a form satisfactory to the Investors), which shall include, but not be limited to, such Lenders consent to the issuance of the Notes by the Company, such Lenders acknowledgement of the absence of any default pursuant to the Senior Documents and the acknowledgement of such Lenders that the maximum available revolving credit under the Senior Credit Facility, subject to the terms of the Senior Credit Agreement, is $45,000,000.

5.2 Conditions Precedent to the Obligations of the Company to sell Securities. The obligation of the Company to sell Securities at the Closing is subject to the satisfaction or waiver by the Company, at or before the Closing, of each of the following conditions:

(a) Representations and Warranties. The representations and warranties of each Investor contained herein shall be true and correct as of the date when made and as of the Closing Date as though made on and as of such date;

(b) Performance. Each Investor shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by such Investor at or prior to the Closing;

(c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents;

(d) Investors Deliverables. Each Investor shall have delivered its Investors Deliverables in accordance with Section 2.2(b); and

(e) Nasdaq Listing. The Nasdaq Stock Market shall have provided a written interpretation to the Company that the issuance of the Underlying Shares does not require approval by the shareholders of the Company and shall have orally advised the Company that it need not wait fifteen days following the filing of its Additional Shares Listing Application filed by the Company in connection with this transaction for the Closing to occur.

ARTICLE VI.

NEGATIVE COVENANTS

The Company hereby agrees that, from and after the date hereof and so long as any of the Notes are outstanding, the Company shall be bound according to the restrictions set forth in each of following negative covenants unless any such restriction shall have been expressly waived in writing by the Required Investors:

6.1 Restrictions on Certain Amendments. The Company will not amend the rights and privileges granted under the Notes, to adversely affect the rights or privileges granted under the Notes.

6.2 Restricted Payment. The Company shall not make any Restricted Payment.

6.3 Debt. (a) Commencing on the Closing Date and continuing to and including the one year anniversary of the Closing Date, neither the Company nor any Subsidiary shall create, incur, assume, become or be liable in any manner in respect of, or suffer to exist, any Debt or obligations under any operating lease, except (i) Debt or Contingent Liabilities in existence on the date hereof, as shown on Schedule 6.3; (ii) Permitted Indebtedness (as defined below); (iii) Senior Obligations permitted under the Senior Credit Agreement or the refinancing or replacement thereof, including new and replacement letters of credit, all in an amount not to exceed $90,000,000; (iv) capital and operating leases to the extent permitted under the Senior Credit Agreement, or the refinancing or replacement thereof, but, notwithstanding anything to the contrary in the Senior Credit Agreement, not to exceed $1,000,000 outstanding at any time with respect to capital leases and not to exceed $15,000,000 outstanding at any time with respect to operating leases; (v) the transaction described in Schedule 6.6; and (vi) Debt under the Company’s performance and bonding line, not to exceed $150,000,000.

(b) Commencing one day following the one year anniversary of the Closing Date, neither the Company nor any Subsidiary shall create, incur, assume, become or be liable in any manner in respect of, or suffer to exist, any Debt or obligations under any operating lease, except (i) Contingent Liabilities resulting from the endorsement of negotiable instruments for collection in the ordinary course of business; (ii) Debt incurred to finance the acquisition of fixed or capital assets (whether pursuant to a loan, capital lease obligation or otherwise) in an aggregate principal amount not to exceed one million dollars ($1,000,000), unless the written consent of the Required Investors is obtained, at any time outstanding, provided that such Debt is incurred simultaneously with such acquisition (the “Purchase Money Financing”) (collectively (i) and (ii) shall be referred to as the “Permitted Indebtedness”); (iii) Senior Obligations permitted under the Senior Credit Agreement or the refinancing or replacement thereof, including new and replacement letters of credit, all in an amount not to exceed $90,000,000; (iv) capital and operating leases to the extent permitted under the Senior Credit Agreement, or the refinancing or replacement thereof, but, notwithstanding anything to the contrary in the Senior Credit Agreement, not to exceed $1,000,000 outstanding at any time with respect to capital leases and not to exceed $15,000,000 outstanding at any time with respect to operating leases; (v) the transaction described in Schedule 6.6; and (vi) Debt under the Company’s performance and bonding line, not to exceed $150,000,000.

(c) The Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, incur or guarantee, assume or suffer to exist any Debt which shall rank senior to, or pari passu with, the Notes, other than Senior Obligations and Permitted Indebtedness.

6.4 Liens. The Company shall not create or suffer to exist any Lien upon any of its properties, except (a) Liens in existence on the date hereof, as shown on Schedule 6.4, (b) Permitted Liens, (c) Liens securing the Senior Documents and (d) Liens securing Purchase Money Financing up to $1,000,000 (unless the written consent of the Required Investors is obtained), provided, that (x) any Lien securing any Purchase Money Financing shall be created substantially simultaneously with the acquisition of such fixed or capital asset, (y) such Liens do not at any time encumber any property other than the property that is the subject of the Purchase Money Financing, and (z) the principal amount of Debt secured by any such Purchase Money Financing shall at no time exceed one hundred percent (100%) of the original purchase price of such property at the time it was acquired. Except as provided in this Section 6.4, the Company shall not hereafter agree with any Person (other than the Investors) to grant a Lien on any of its assets or to permit the pledge of any of its equity interests.

6.5 Amendment of Organizational Documents. The Company shall not permit any amendment to its articles of incorporation so as to adversely affect the rights or privileges granted under the Notes.

6.6 Sale and Leaseback. Except as set forth in Schedule 6.6, neither the Company nor any Subsidiary shall enter into any arrangement whereby it sells or transfers any of its assets, and thereafter rents or leases such assets.

6.7 Business. The Company shall not change the nature of the business as now conducted by the Company and the Subsidiaries; provided, that the foregoing shall not prohibit (a) any restructuring activity consistent with the Company’s previously announced program to reduce its cost structure and improve its operating results, (b) any sale, lease, transfer or other disposition permitted by this Agreement, (c) any merger of (i) any domestic Subsidiary with any other domestic Subsidiary, (ii) any domestic Subsidiary with and into the Company, or (iii) any foreign Subsidiary with any other foreign Subsidiary or (d) the dissolution of any inactive Subsidiary.

6.8 Transactions with Affiliates. Neither the Company nor any Subsidiary shall, directly or indirectly, pay any funds to or for the account of, make any investment (whether by acquisition of stock or indebtedness, by loan, advance, transfer of property, guarantee or other agreement to pay, purchase or service, directly or indirectly, any Debt, or otherwise) in, lease, sell, transfer or otherwise dispose of any assets, tangible or intangible, to, or participate in, or effect any transaction in connection with any joint enterprise or other joint arrangement with, any Affiliate, except, on terms no less favorable than terms that could be obtained by the Company or such Subsidiary from a Person that is not an Affiliate of the Company or such Subsidiary upon negotiation at arms’ length, as determined in good faith by the Board; provided that no determination of the Board of Directors shall be required with respect to any such transactions entered into in the ordinary course of business.

6.9 Limitation on Restrictions. Neither the Company nor any Subsidiary shall enter into, or suffer to exist, any agreement with any Person (other than the Subordination Agreement)

which prohibits or limits the ability of the Company or any Subsidiary to (a) pay Debt owed to the Investors, (b) make loans or advances to the Company or (c) transfer any of its properties or assets to the Company.

6.10 Stock Buy-Backs. At any time while the Notes are outstanding, without the written consent of all Investors, the Company may not engage in any purchase of Common Stock or Common Stock Equivalents, except to satisfy its obligations pursuant to any grant or award under its stock plans. If the Company wishes to obtain such consent from the Investors, it shall do so in a manner so as to not provide any Investor with material, non-public information regarding the Company.

6.11 Restrictions on Issuance of Additional Equity. At any time while the Notes are outstanding, the Company may not issue any Common Stock or Common Stock Equivalents without the consent of the Required Investors, unless such issuance is pursuant to (i)(A) an underwritten public offering (which shall not include equity lines of credit or similar transactions) with proceeds of at least $10,000,000 and (B) conducted by a nationally recognized underwriter, (ii) a private placement transaction conducted by a nationally recognized investment bank, or (iii) the Company’s stock plans.

ARTICLE VII.

MISCELLANEOUS

7.1 Fees and Expenses. At the Closing, the Company shall pay to Bryan Cave LLP and Weil, Gotshal & Manges LLP an aggregate of $70,000 as partial reimbursement of Steelhead for its legal fees in connection with the Transaction Documents (Steelhead may deduct such amount from the Investment Amount deliverable to the Company at Closing), it being understood that Bryan Cave LLP and Weil, Gotshal & Manges LLP has only rendered legal advice to Steelhead, and not to the Company or any other Investor in connection with the transactions contemplated hereby, and that each of the Company and the other Investors has relied for such matters on the advice of its own respective counsel. Except as specified in the immediately preceding sentence, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of the Transaction Documents. The Company shall pay all stamp and other taxes and duties levied in connection with the sale of the Notes.

7.2 Entire Agreement. The Transaction Documents, together with the Exhibits and Schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

7.3 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile (provided the sender receives a machine-generated confirmation of successful transmission) at the facsimile number specified in this Section prior to 6:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 6:30 p.m. (New York City time) on any Trading Day, (c) the Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

If to the Company:	Matrix Service Company
10701 E. Ute Street
Tulsa, OK 74116-1517
Facsimile: (918) 838-8810
Attention: George L. Austin

With a copy to:	Conner & Winters, LLP
3700 First Place Tower
15 East 5th Street
Tulsa, OK 74103-4344
Facsimile: (918) 586-8548
Attention: Mark D. Berman, Esq.

If to an Investor:	To the address set forth under such Investor’s name
on the signature pages hereof;

With a copy to:	Bryan Cave LLP
1290 Avenue of the Americas
New York, NY 10104
Facsimile: (212) 541-1432
Attention: Eric L. Cohen, Esq.

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

7.4 Amendments; Waivers; No Additional Consideration. No provision of this Agreement may be waived or amended except in a written instrument signed by the Company and the Required Investors. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right. No consideration shall be offered or paid to any Investor to amend or consent to a waiver or modification of any provision of any Transaction

Document unless the same consideration is also offered to all Investors who then hold Notes. Without the written consent or the affirmative vote of each Holder of Securities affected thereby, an amendment or waiver under this Section 7.4 may not:

(a) change the maturity of the principal amount of, or the interest payment date under, or the payment of liquidated damages, is due on, any Note;

(b) make any change that impairs the conversion or exercise rights of the Notes;

(c) reduce the Event Equity Value under the Notes or amend or modify in any manner adverse to the Holders of the Notes the Company’s obligation to make such payments;

(d) amend the definition of Required Investors;

(e) change the currency of any amount owed or owing under the Securities or any interest thereon from U.S. Dollars;

(f) impair the right of any Investor to institute suit for the enforcement of any payment with respect to, or conversion or exercise of, any Security; or

(g) modify the provisions of this Section 7.4 or Section 7.5.

It shall not be necessary for the consent of the Holders under this Section 7.4 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

7.5 Termination. This Agreement may be terminated prior to Closing:

(a) by written agreement of the Investors and the Company;

(b) by the Company or an Investor (as to itself but no other Investor) upon written notice to the other, if the Closing shall not have taken place by 6:30 p.m. Eastern time on the Outside Date; provided, that the right to terminate this Agreement under this Section 7.5(b) shall not be available to any Person whose failure to comply with its obligations under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such time. The failure of the Company to satisfy the condition precedent contained in Section 5.1(g) or 5.2(d) by the Outside Date shall not be grounds for the Company to terminate this Agreement.

(c) by an Investor (as to itself but no other Investor) if it concludes in good faith that any of the conditions precedent contained in Section 5.1(d), (e) or (f) shall have been breached or shall not be capable of being satisfied by the Outside Date despite the assumed best efforts of the Company.

In the event of a termination pursuant to this Section, the Company shall promptly notify all non-terminating Investors and shall pay to Steelhead all of the fees and expenses incurred by it (including reasonable legal fees and expenses) in connection with this Agreement and the transactions contemplated by this Agreement through the termination date in an amount not to exceed $100,000 in the aggregate. Other than as to the foregoing fees and expenses, upon a termination in accordance with this Section 7.5, the Company and the terminating Investor(s) shall not have any further obligation or liability (including as arising from such termination) to the other and no Investor will have any liability to any other under the Transaction Documents Investor as a result therefrom.

7.6 Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents.

7.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investors. Any Investor may assign any or all of its rights under this Agreement to any Person to whom such Investor assigns or transfers any Notes, provided such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions hereof that apply to the “Investors.”

7.8 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.10 (as to each Investor Party).

7.9 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware. Each party agrees that all Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective Affiliates, employees or agents) shall be commenced exclusively in the Delaware Courts. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the Delaware Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of the any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such Delaware Court, or that such Proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If either party shall commence a Proceeding to enforce any provisions of a Transaction Document, then the prevailing party in such Proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding.

7.10 Survival. The representations, warranties, agreements and covenants contained herein shall survive the Closing and the delivery of the Securities.

7.11 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

7.12 Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

7.13 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Investor exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Investor may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

7.14 Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities. If a replacement certificate or instrument evidencing any Securities is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

7.15 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Investors and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

7.16 Payment Set Aside. To the extent that the Company makes a payment or payments to any Investor pursuant to any Transaction Document or an Investor enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

7.17 Independent Nature of Investors’ Obligations and Rights. The obligations of each Investor under any Transaction Document are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under any Transaction Document. The decision of each Investor to purchase Securities pursuant to the Transaction Documents has been made by such Investor independently of any other Investor. Nothing contained herein or in any Transaction Document, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Investor acknowledges that no other Investor has acted as agent for such Investor in connection with making its investment hereunder and that no Investor will be acting as agent of such Investor in connection with monitoring its investment in the Securities or enforcing its rights under the Transaction Documents. Each Investor shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose. The Company acknowledges that each of the Investors has been provided with the same Transaction Documents for the purpose of closing a transaction with multiple Investors and not because it was required or requested to do so by any Investor.

7.18 Limitation of Liability. Notwithstanding anything herein to the contrary, the Company acknowledges and agrees that the liability of an Investor arising directly or indirectly, under any Transaction Document of any and every nature whatsoever shall be satisfied solely out of the assets of such Investor, and that no trustee, officer, other investment vehicle or any other Affiliate of such Investor or any investor, shareholder or holder of shares of beneficial interest of such a Investor shall be personally liable for any liabilities of such Investor.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

MATRIX SERVICE COMPANY

By:	/s/ George L. Austin
Name: George L. Austin
Title: Chief Financial Officer

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK SIGNATURE PAGES FOR INVESTORS FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

NAME OF INVESTOR

By:
Name:
Title:

Investment Amount: $

Tax ID No.:

ADDRESS FOR NOTICE

c/o:

Street:

City/State/Zip:

Attention:

Tel:

Fax:

DELIVERY INSTRUCTIONS (if different from above)

c/o:

Street:

City/State/Zip:

Attention:

Tel:

EXHIBIT A

NEITHER THESE SECURITIES NOR THE SECURITIES ISSUABLE UPON CONVERSION OF THESE SECURITIES HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THESE SECURITIES AND THE SECURITIES ISSUABLE UPON CONVERSION OF THESE SECURITIES MAY BE PLEDGED IN A MANNER CONSISTENT WITH THE SECURITIES ACT IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES.

THE INDEBTEDNESS EVIDENCED OR SECURED BY THIS CONVERTIBLE NOTE IS SUBORDINATED TO THE SENIOR OBLIGATIONS (AS DEFINED IN THE SUBORDINATION AGREEMENT DESCRIBED BELOW) PURSUANT TO, AND TO THE EXTENT PROVIDED IN, THE SUBORDINATION AGREEMENT DATED AS OF APRIL 22, 2005, (THE “SUBORDINATION AGREEMENT”) MADE BY THE SUBORDINATED CREDITOR AND OBLIGORS REFERRED TO THEREIN IN FAVOR OF JPMORGAN CHASE BANK, N.A. (SUCCESSOR BY MERGER TO BANK ONE, N.A. (MAIN OFFICE CHICAGO)), AS A LENDER, LC ISSUER AND AS AGENT FOR THE LENDERS UNDER THE CREDIT AGREEMENT DATED AS OF MAY 22, 2003, AS IT HAS BEEN AMENDED, AND IN FAVOR OF THE LENDERS PARTY TO THE CREDIT AGREEMENT.

No. [ ]	$[ ]
Original Issue Date: April 25, 2005

MATRIX SERVICE COMPANY

SENIOR UNSECURED CONVERTIBLE NOTE DUE APRIL 25, 2010

THIS SENIOR UNSECURED CONVERTIBLE NOTE is one of a series of duly authorized and issued notes of Matrix Service Company, a Delaware corporation (the “Company”), designated as its Senior Unsecured Convertible Notes due April 25, 2010, in the

original aggregate principal amount of thirty million dollars ($30,000,000) (collectively, the “Notes” and each Note comprising the Notes, a “Note”).

FOR VALUE RECEIVED, the Company promises to pay to the order of [            ] or its registered assigns (the “Investor”), the principal sum of [            ] ($), on April 25, 2010 or such earlier date as this Note is required to be repaid as provided hereunder (the “Maturity Date”), and to pay interest to the Investor on the principal amount of this Note outstanding from time to time in accordance with the provisions hereof. All holders of Notes are referred to collectively, as the “Investors.” This Note is subject to the following additional provisions:

1. Definitions. In addition to the terms defined elsewhere in this Note: (a) capitalized terms that are used but not otherwise defined herein have the meanings given to such terms in the Securities Purchase Agreement, dated as of April 22, 2005, among the Company and the Investors identified therein (the “Purchase Agreement”), and (b) the following terms have the meanings indicated below:

“Bankruptcy Event” means any of the following events: (a) the Company or any Subsidiary commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company or any Subsidiary thereof; (b) there is commenced against the Company or any Subsidiary any such case or proceeding that is not dismissed within 60 days after commencement; (c) the Company or any Subsidiary is adjudicated by a court of competent jurisdiction insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered; (d) the Company or any Subsidiary suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 days; (e) under applicable law the Company or any Subsidiary makes a general assignment for the benefit of creditors; (f) the Company or any Subsidiary fails to pay, or states that it is unable to pay or is unable to pay, its debts generally as they become due; (g) the Company or any Subsidiary calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or (h) the Company or any Subsidiary, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

“Change of Control” shall mean (a) any sale or disposition of all or substantially all of the assets of the Company to a third party in one or a number of related transactions, (b) any merger of the Company with or into another corporation in which the holders of the Company’s Common Stock immediately prior to the consummation of the merger do not control 50% of the surviving entity, or (c) the acquisition in one or a number of related transactions by any Person or “group” of persons (as such term is defined in Section 13(d) and 14(d) of the Exchange Act, and the related regulations) who have expressed intent to control the affairs of the Company of more than 50% of the total voting power of outstanding voting securities of the Company.

“Closing Price” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the closing sale price per share of the Common Stock for such date (or the nearest preceding date) on the primary Trading Market or exchange on which the Common Stock is then listed or quoted;

2

(b) if prices for the Common Stock are then reported in the “Pink Sheets” published by the Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices), the most recent sale price per share of the Common Stock so reported; or (c) in all other cases, the fair market value of a share of Common Stock as determined by an independent qualified appraiser selected in good faith and paid for by a majority in interest of the Investors.

“Common Stock” means the common stock of the Company, $0.01 par value per share, and any securities into which such common stock may hereafter be reclassified.

“Conversion Date” means the date a Conversion Notice together with the Conversion Schedule is delivered to the Company in accordance with Section 5(a).

“Conversion Notice” means a written notice in the form attached hereto as Exhibit A.

“Conversion Price” means $4.69, subject to adjustment from time to time in accordance with Section 11.

“Debt” of any Person shall mean, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (e) all obligations of such Person issued or assumed as the deferred purchase price of property or services (other than unsecured accounts payable incurred in the ordinary course of business), (f) all Debt of others secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) all obligations of such Person in respect of interest rate protection agreements, foreign currency exchange agreements or other interest or exchange rate hedging arrangements that exceed amounts necessary to hedge the Company’s cross-currency exposure, (h) all obligations of such Person as an account party in respect of letters of credit and bankers’ acceptances. The Debt of any Person shall include the Debt of any partnership in which such Person is a general partner, (i) all obligations of such Person as lessee which (y) are capitalized in accordance with GAAP or (z) arise pursuant to sale-leaseback transactions and (j) all Debt of others guaranteed by such Person.

“Default” means any event or condition which constitutes an Event of Default or that upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Event Equity Value” means the average of the Closing Prices for the five consecutive Trading Days preceding either: (a) the date of an Event Notice or the date the Company becomes obligated to pay the Event Price under Section 7(b), as applicable, or (b) the date on which the Event Price with respect thereto (together with any other payments, expenses and liquidated damages then due and payable under the Transaction Documents) is paid in full, whichever is greater.

3

“Event of Default” means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

(i) any default in the payment when the same becomes due and payable (whether on a Prepayment Date, the Maturity Date or by acceleration or prepayment or otherwise), of (a) liquidated damages in respect of this Note which default continues unremedied for a period of five Trading Days after the date on which written notice of such default is first given to the Company by the Investor, or (b) principal or interest in respect of this Note.

(ii) the Company or any Subsidiary (1) fails to pay when due any monetary obligation other than those obligations set forth in Schedule 1 hereto (regardless of amount) under any currently existing or hereafter arising debenture (other than a Note) or any mortgage, credit agreement or other facility (including the Company’s Senior Credit Facility), indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced, any Debt or under any long term leasing or factoring arrangement, if the aggregate amount of the obligations and liabilities of the Company and the Subsidiaries thereunder exceed $1,000,000 (each of the foregoing a “Material Debt Agreement”), or (2) fails to observe or perform any other obligation under any Material Debt Agreement, and such failure results in the obligations thereunder becoming or being declared due and payable prior to the date on which they would otherwise become due and payable.

(iii) the occurrence or entering into by the Company or any Subsidiary, or consummation of, any Change of Control transaction.

(iv) the Company shall fail to observe, satisfy, or perform any covenant, condition or agreement contained in any Transaction Document (other than those specified in clause (i) above and clause (xvi) below), and such failure shall continue unremedied for a period of 15 days after the date on which written notice of such default is first given to the Company by the Investor (it being understood that no prior notice need be given in the case of a default that cannot reasonably be cured within 15 days).

(v) the occurrence and continuance of an Event of Default under any other Note.

(vi) any prepayment by the Company of any other Note or any other Debt issued by it (except the Senior Obligations) or any issuance of securities in exchange for any Notes issued by it (other than Underlying Shares upon conversion of such Notes in accordance with their terms as in effect on the Original Issue Date thereof), except in each case (i) if the Company offers to the Investor in writing the same prepayment of this Note and all other Notes then held by such Investor on the same economic terms on which the Company prepays or offers to prepay (whichever is more favorable to the holder of such Note) such Notes, and (ii) in accordance with the prepayment provisions of Section 13 of this Note.

(vii) any of the Company’s representations and warranties set forth in the Purchase Agreement shall be incorrect in any material respect as of the Original Issue Date.

(viii) the occurrence of a Bankruptcy Event.

4

(ix) one or more judgments for the payment of money in an aggregate amount in excess of $1,000,000 shall be rendered against the Company or any Subsidiary or any combination thereof (which shall not be fully covered by insurance without taking into account any applicable deductibles) and which shall remain undischarged or unbonded for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Company or any Subsidiary to enforce any such judgment.

(x) any Transaction Document shall cease, for any reason, to be in full force and effect, or the Company shall so assert in writing or shall disavow any of its obligations thereunder.

(xi) the Common Stock shall not be listed or quoted, or is suspended from trading, on a Trading Market for a period of five Trading Days (which need not be consecutive Trading Days).

(xii) the Company fails to deliver a stock certificate evidencing Underlying Shares to an Investor within five Trading Days after a Conversion Date, or the conversion rights of the Investors pursuant to the terms hereof are otherwise suspended for any reason (other than as a result of the limitations set forth in Section 5(b).

(xiii) the Company fails to have available a sufficient number of authorized but unissued and otherwise unreserved shares of Common Stock available to issue Underlying Shares upon any conversion of Notes.

(xiv) the Company effects or publicly announces its intention to effect any exchange, recapitalization or other transaction that effectively requires or rewards physical delivery of certificates evidencing the Common Stock, unless following such transaction, the holders of the Company’s securities prior to the first such transaction continue to beneficially own at least two-thirds of the voting rights and equity interests in the surviving entity or acquirer of such assets.

(xv) a Registration Statement under the Registration Rights Agreement is not declared effective by the Commission on or prior to the date that is 30 days after the Effectiveness Date, or is not effective as to all Registrable Securities (as defined in the Registration Rights Agreement), and available for use by the holders of Registrable Securities, for in excess of an aggregate of 20 Trading Days (which need not be consecutive Trading Days) in any 18-month period during the Effectiveness Period (as defined in the Registration Rights Agreement).

(xvi) the Company fails to make any cash payment required under the Transaction Documents (other than as set forth in paragraph (i) above) and such failure is not cured within five Trading Days after notice of such default is first given to the Company by an Investor.

(xvii) the Company fails to refinance its Senior Credit Facility on or before March 31, 2006 on terms substantially similar to, or more favorable to the Company, than those set forth in the Senior Documents; provided, however, that if on March 31, 2006 the

5

Company is in good faith negotiations to refinance the Senior Credit Facility on terms no less favorable to the Company than those set forth in the Senior Documents, an Event of Default pursuant to this subsection shall not be deemed to have occurred until such time as good faith negotiations have ceased without a refinancing of the Senior Credit Facility.

“Original Issue Date” has the meaning set forth on the face of this Note.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Trading Day” means (i) a day on which the Common Stock is traded on a Trading Market, or (ii) if the Common Stock is not quoted on a Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported by the Pink Sheets, LLC (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i) and (ii) hereof, then Trading Day shall mean a Business Day.

“Trading Market” means whichever of the New York Stock Exchange, the American Stock Exchange, the NASDAQ National Market, the NASDAQ SmallCap Market or OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question

“Underlying Shares” means the shares of Common Stock issuable upon conversion of the Notes and payment of interest thereunder.

2. Interest.

(a) The Company shall pay interest in cash to the Investor on the aggregate unconverted and then outstanding principal amount of this Note as follows: (a) on the Closing Date, interest shall be payable in advance at the rate of 7% per annum for the period from and including the Closing Date to and including the second anniversary of the Closing Date, which amount shall equal $             and shall be non-refundable, and (b) thereafter, interest shall be payable in arrears on each March 31, June 30, September 30 and December 31 (each, an “Interest Payment Date”), beginning on June 30, 2007, at the rate of 7% per annum (5% per annum if the Leverage Ratio at all times during the two fiscal quarter period of the Company ending on the Interest Payment Date is less than 3:00 to 1:00 and no Default or Event of Default shall exist on the Interest Payment Date). If an Interest Payment Date is not a Trading Day, interest shall be payable on the next succeeding Trading Day. Interest shall be calculated on the basis of a 360-day year for the actual number of days elapsed and shall accrue daily commencing on the Original Issue Date. Concurrently with the filing by the Company of any Form 10-Q or Form 10-K, beginning with the filing of the Company’s Form 10-K for the period ended May 31, 2007, the Company shall provide the Investor with a notice setting forth the Company’s Leverage Ratio and an explanation of the calculations leading to such ratio for the period covered by such concurrently filed Form 10-Q or Form 10-K. Any such notice shall not contain any material, non-public information with respect to the Company.

6

(b) If the Company fails to refinance its Senior Credit Facility on or before September 30, 2005 on terms substantially similar to, or more favorable to the Company, than those set forth in the Senior Documents, the interest rate payable on this Note shall, beginning on October 1, 2005, be increased by 5% per annum until the date the Senior Credit Facility is refinanced in accordance herewith (such 5% per annum increase, the “Additional Interest”). The Additional Interest shall be accreted to the principal amount then outstanding under this Note on each applicable Interest Payment Date and on such date as the Senior Credit Facility is refinanced. Any Additional Interest payable shall be in addition to any interest payable pursuant to Section 2(a) above.

3. Registration of Notes. The Company shall register the Notes upon records maintained by the Company for that purpose (the “Note Register”) in the name of each record Investor thereof from time to time. The Company may deem and treat the registered Investor of this Note as the absolute owner hereof for the purpose of any conversion hereof or any payment of interest hereon, and for all other purposes, absent actual notice to the contrary from such record Investor.

4. Registration of Transfers and Exchanges. The Company shall register the transfer of any portion of this Note in the Note Register upon surrender of this Note to the Company at its address for notice set forth herein. Upon any such registration or transfer, a new Note, in substantially the form of this Note (any such new debenture, a “New Note”), evidencing the portion of this Note so transferred shall be issued to the transferee and a New Note evidencing the remaining portion of this Note not so transferred, if any, shall be issued to the transferring Investor. The acceptance of the New Note by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations of a holder of a Note, including, without limitation, the rights and obligations described in the Subordination Agreement, and such transferee shall be a Subordinated Creditor under the Subordination Agreement. This Note is exchangeable for an equal aggregate principal amount of Notes of different authorized denominations, as requested by the Investor surrendering the same. No service charge or other fee will be imposed in connection with any such registration of transfer or exchange. The Company agrees that its prior consent is not required for the transfer of any portion of this Note, except that without the prior consent of the Company (which will not be unreasonably withheld or delayed), Notes may not be transferred (A) in increments of less than the lesser of (x) $2 million and (y) the remaining principal amount of Notes held by the transferring Investor or (B) to Persons (1) identified as “competitors” of the Company or (2) engaged in, or who have threatened in writing to engage in, a material Action against the Company, in each case of (1) and (2) as disclosed in Schedule 4.1(d) to the Purchase Agreement or in periodic reports of the Company filed by the Company with the Commission under the Exchange Act. The foregoing prohibitions shall not apply to transfers of Underlying Shares.

5. Conversion.

(a) At the Option of the Investor. All or any portion of the principal amount of this Note then outstanding together with any accrued and unpaid interest hereunder shall be convertible into shares of Common Stock at the Conversion Price (subject to limitation or reduction set forth in Section 5(b)), at the option of the Investor, at any time and from time to time from and after the Original Issue Date. The Investor may effect conversions under this

7

Section 5(a), by delivering to the Company a Conversion Notice together with a schedule in the form of Annex 1 attached hereto (the “Conversion Schedule”). If the Investor is converting less than all of the principal amount represented by this Note, or if a conversion hereunder may not be effected in full due to the application of Section 5(b), the Company shall honor such conversion to the extent permissible hereunder and shall promptly deliver to the Investor a Conversion Schedule indicating the principal amount which has not been converted.

(b) Certain Conversion Restrictions.

(i) Notwithstanding anything to the contrary contained herein, the number of shares of Common Stock that may be acquired by an Investor upon each conversion of Notes (or otherwise in respect hereof) shall be limited to the extent necessary to insure that, following such conversion (or other issuance), the total number of shares of Common Stock then beneficially owned by such Investor and its Affiliates and any other Persons whose beneficial ownership of Common Stock would be aggregated with such Investor’s for purposes of Section 13(d) of the Exchange Act, does not exceed 9.9% of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such conversion). For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. This provision shall not restrict the number of shares of Common Stock which an Investor may receive or beneficially own in order to determine the amount of securities or other consideration that such Investor may receive in the event of a Fundamental Transaction (defined below) involving the Company as contemplated herein. This restriction may not be waived.

(ii) Reduction in Underlying Shares Converted. In the event an Investor delivers to the Company a Conversion Notice prior to the second anniversary of the Closing Date with respect to all or any portion of the principal amount of this Note then outstanding, then, at the Investor’s option, (y) the Investor will pay the Company in immediately available funds the total amount of prepaid interest attributable to the principal amount to be converted multiplied by a fraction, the numerator of which is the number of days remaining from the Conversion Date until the second anniversary of the Closing Date and the denominator of which is the total number of days between the Closing Date and the second anniversary thereof, or (z) the number of Underlying Shares issuable upon such conversion under Section 6(a) hereof shall be reduced by a number of shares equal to the total amount of prepaid interest which is attributable to such principal amount converted divided by the closing price of the Common Stock on the Conversion Date, and multiplied by a fraction, the numerator of which is the number of days remaining until the second anniversary of the Closing Date and the denominator of which is the total number of days between the Closing Date and the second anniversary thereof.

6. Mechanics of Conversion.

(a) The number of Underlying Shares issuable upon any conversion hereunder shall equal the outstanding principal amount of this Note to be converted, divided by the Conversion Price on the Conversion Date, plus (if indicated in the applicable Conversion Notice) the amount of any accrued but unpaid interest on this Note through the Conversion Date, divided by the Conversion Price on the Conversion Date.

8

(b) The Company shall, by the third Trading Day following each Conversion Date, issue or cause to be issued and cause to be delivered to or upon the written order of the Investor and in such name or names as the Investor may designate a certificate for the Underlying Shares issuable upon such conversion, free of restrictive legends if at such time a Registration Statement is then effective and available for use by the Investor. The Investor, or any Person so designated by the Investor to receive Underlying Shares, shall be deemed to have become holder of record of such Underlying Shares as of such Conversion Date. The Company shall use its best efforts to deliver Underlying Shares hereunder electronically (via a DWAC) through the Depository Trust Corporation or another established clearing corporation performing similar functions.

(c) The Investor shall not be required to deliver the original Note in order to effect a conversion hereunder. Execution and delivery of the Conversion Notice shall have the same effect as cancellation of the Note and issuance of a New Note representing the remaining outstanding principal amount.

(d) The Company’s obligations to issue and deliver Underlying Shares upon conversion of this Note in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Investor to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Investor or any other Person of any obligation to the Company or any violation or alleged violation of law by the Investor or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Investor in connection with the issuance of such Underlying Shares.

(e) If by the third Trading Day after a Conversion Date the Company fails to deliver to the Investor such Underlying Shares in such amounts and in the manner required pursuant to Section 5, then the Investor will have the right to rescind the Conversion Notice pertaining thereto by giving written notice to the Company prior to such Investor’s receipt of such Underlying Shares.

(f) If by the third Trading Day after a Conversion Date the Company fails to deliver to the Investor the required number of Underlying Shares in the manner required pursuant to Section 5, and if after such third Trading Day and prior to the receipt of such Underlying Shares, the Investor purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Investor of the Underlying Shares which the Investor anticipated receiving upon such conversion (a “Buy-In”), then the Company shall: (1) pay in cash to the Investor (in addition to any other remedies available to or elected by the Investor) the amount by which (x) the Investor’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (A) the number of Underlying Shares that the Company was required to deliver to the Investor in connection with the exercise at issue by (B) the Closing Price on the Conversion Date and (2) at the option of the Investor, either void the conversion at issue and reinstate the principal amount of Notes (plus accrued interest therein) for which such conversion was not timely honored or deliver to the Investor the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery

9

obligations hereunder. The Investor shall provide the Company reasonably detailed evidence or written notice indicating the amounts payable to the Investor in respect of the Buy-In.

7. Events of Default.

(a) At any time or times following the occurrence and during the continuance of an Event of Default (other than under clause (viii) of such defined term with respect to the Company), the Investor may elect, by notice to the Company (an “Event Notice”), to require the Company to purchase all or any portion of the outstanding principal amount of this Note, as indicated in such Event Notice, at a purchase price in Dollars in cash equal to the greater of: (A) 100% of such outstanding principal amount (except that such amount shall equal 110% in the case of an Event of Default under clause (iii) of the definition of “Event of Default”), plus all accrued but unpaid interest thereon and any unpaid liquidated damages and other amounts then owing to the Investor under the Transaction Documents, through the date of purchase, or (B) the Event Equity Value of the Underlying Shares that would be issuable upon conversion of such principal amount and payment in Common Stock of all such accrued but unpaid interest thereon (without regard to any condition precedent or conversion limitation contained herein). The aggregate amount payable pursuant to the preceding sentence is referred to as the “Event Price.” The Company shall pay the aggregate Event Price to the Investor (free of any claim of subordination) no later than the third Trading Day following the date of delivery of the Event Notice, and upon receipt thereof the Investor shall deliver the original Note so repurchased to the Company.

(b) Upon the occurrence of any Bankruptcy Event with respect to the Company, all outstanding principal and accrued but unpaid interest on this Note and any unpaid liquidated damages and other amounts then owing under the Transaction Documents shall immediately become due and payable in full in Dollars in cash (free of any claim of subordination), without any action by the Investor, and the Company shall immediately be obligated to repurchase this Note held by such Investor at the Event Price pursuant to the preceding paragraph as if the Investor had delivered an Event Notice immediately prior to the occurrence of such Bankruptcy Event.

(c) In connection with any Event of Default, the Investor need not provide and the Company hereby waives any presentment, demand, protest or other notice of any kind (other than the Event Notice), and the Investor may immediately enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Any such declaration may be rescinded and annulled by the Investor at any time prior to payment hereunder. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereto.

8. Ranking. This Note ranks pari passu with all other Notes now or hereafter issued pursuant to the Transaction Documents and is senior in all respects to all existing and hereafter created unsecured Debt of the Company except as set forth in Schedule 8. The Investor acknowledges and agrees that certain Indebtedness which ranks pari passu with the Notes may be secured by Permitted Liens and, to the extent so secured, may effectively rank senior to the Notes to the extent of any security for such Indebtedness. The Company will not, directly or indirectly, enter into, create, incur, assume or suffer to exist any unsecured Debt of any kind, on

10

or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom, that is senior in any respect to the Company’s obligations under the Notes. Notwithstanding the foregoing, this Section 8 shall not apply to any unsecured Debt that is part of or included within the Senior Obligations, including, but not limited to, any unsecured Debt arising from or as a result of 11 U.S.C. §506(a) or any provision of any plan of reorganization confirmed in any bankruptcy case of the Company.

9. Charges, Taxes and Expenses. Issuance of certificates for Underlying Shares upon conversion of (or otherwise in respect of) this Note shall be made without charge to the Investor for any issue or transfer tax, withholding tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Underlying Shares or Notes in a name other than that of the Investor. The Investor shall be responsible for all other tax liability that may arise as a result of holding or transferring this Note or receiving Underlying Shares in respect hereof.

10. Reservation of Underlying Shares. The Company covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Underlying Shares as required hereunder, the number of Underlying Shares which are then issuable and deliverable upon the conversion of (and otherwise in respect of) this entire Note (taking into account the adjustments of Section 11), free from preemptive rights or any other contingent purchase rights of persons other than the Investor. The Company covenants that all Underlying Shares so issuable and deliverable shall, upon issuance in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and nonassessable.

11. Certain Adjustments. The Conversion Price is subject to adjustment from time to time as set forth in this Section 11.

(a) Stock Dividends and Splits. If the Company, at any time while this Note is outstanding: (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, or (iii) combines outstanding shares of Common Stock into a smaller number of shares, then in each such case the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination.

(b) Pro Rata Distributions. If the Company, at any time while this Note is outstanding, distributes to all holders of Common Stock (i) evidences of its indebtedness, (ii) any security (other than a distribution of Common Stock covered by the preceding paragraph), (iii) rights or warrants to subscribe for or purchase any security, or (iv) any other

11

asset (in each case, “Distributed Property”), then, at the request of the Investor delivered before the 90th day after the record date fixed for determination of shareholders entitled to receive such distribution, the Company will deliver to the Investor, within five Trading Days after such request (or, if later, on the effective date of such distribution), the Distributed Property that the Investor would have been entitled to receive in respect of the Underlying Shares for which this Note could have been converted immediately prior to such record date. If such Distributed Property is not delivered to the Investor pursuant to the preceding sentence, then upon any conversion of this Note that occurs after such record date, the Investor shall be entitled to receive, in addition to the Underlying Shares otherwise issuable upon such conversion, the Distributed Property that the Investor would have been entitled to receive in respect of such number of Underlying Shares had the Investor been the record holder of such Underlying Shares immediately prior to such record date. Notwithstanding the foregoing, this Section 11(b) shall not apply to any distribution of rights or securities in respect of adoption by the Company of a shareholder rights plan, which events shall be covered by Section 11(a).

(c) Fundamental Transactions. If, at any time while this Note is outstanding, (i) the Company effects any merger or consolidation of the Company with or into another Person, (ii) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (iii) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock tender or exchange their shares for other securities, cash or property, or (iv) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (other than as a result of a subdivision or combination of shares of Common Stock covered by Section 11(a) above) (in any such case, a “Fundamental Transaction”), then upon any subsequent conversion of this Note, the Investor shall have the right to: (x) declare an Event of Default pursuant to clause (iii) thereunder, (y) receive, for each Underlying Share that would have been issuable upon such conversion absent such Fundamental Transaction, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of one share of Common Stock (the “Alternate Consideration”) or (z) require the surviving entity to issue to the Investor an instrument identical to this Note (with an appropriate adjustments to the conversion price). For purposes of any such conversion, the Company shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Investor shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Note following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Company or surviving entity in such Fundamental Transaction (or, if different, the ultimate parent of such successor or entity or the entity issuing the Alternate Consideration) shall issue to the Investor a new debenture consistent with the foregoing provisions and evidencing the Investor’s right to convert such debenture into Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this paragraph (c) and insuring that this Note (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

12

(d) Reclassifications; Share Exchanges. In case of any reclassification of the Common Stock, or any compulsory share exchange pursuant to which the Common Stock is converted into other securities, cash or property (other than compulsory share exchanges which constitute Change of Control transactions), the Investors of the Notes then outstanding shall have the right thereafter to convert such shares only into the shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of Common Stock following such reclassification or share exchange, and the Investors shall be entitled upon such event to receive such amount of securities, cash or property as a holder of the number of shares of Common Stock of the Company into which such shares of Notes could have been converted immediately prior to such reclassification or share exchange would have been entitled. This provision shall similarly apply to successive reclassifications or share exchanges.

(e) Calculations. All calculations under this Section 11 shall be made to the nearest cent or the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

(f) Notice of Adjustments. Upon the occurrence of each adjustment pursuant to this Section 11, the Company at its expense will promptly compute such adjustment in accordance with the terms hereof and prepare a certificate describing in reasonable detail such adjustment and the transactions giving rise thereto, including all facts upon which such adjustment is based. The Company will promptly deliver a copy of each such certificate to the Investor.

(g) Notice of Corporate Events. If the Company (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock, including without limitation any granting of rights or warrants to subscribe for or purchase any capital stock of the Company or any Subsidiary, (ii) authorizes and publicly approves, or enters into any agreement contemplating or solicits shareholder approval for any Fundamental Transaction or (iii) publicly authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then the Company shall deliver to the Investor a notice describing the material terms and conditions of such transaction, at least 20 calendar days prior to the applicable record or effective date on which a Person would need to hold Common Stock in order to participate in or vote with respect to such transaction, and the Company will take all steps reasonably necessary in order to insure that the Investor is given the practical opportunity to convert this Note prior to such time so as to participate in or vote with respect to such transaction; provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice.

12. Fractional Shares. The Company shall not be required to issue or cause to be issued fractional Underlying Shares on conversion of this Note. If any fraction of an Underlying Share would, except for the provisions of this Section, be issuable upon conversion of this Note or payment of interest hereon, the number of Underlying Shares to be issued will be rounded up to the nearest whole share.

13

13. Prepayment at Option of Company. The Company may prepay this Note, if following the two year anniversary of the Closing Date, (i) the Closing Price of the Common Stock for any 20 Trading Days within a 30 consecutive Trading Day period (each occurring after the two year anniversary of the Closing Date) prior to the date of such Company Prepayment Notice (as defined below) is greater than 175% of the Conversion Price (subject to equitable adjustment as a result of the events set forth in Sections 11(a), (b) and (c)) and (ii) from the beginning of the time period referenced in clause (i) above through the Company Prepayment Date the Underlying Shares are registered for resale under the Registration Statement and the prospectus under such Registration Statement is available for the sale of all Registrable Securities (as defined in the Registration Rights Agreement) held by the Investor, by delivering a written notice (such notice, a “Company Prepayment Notice”) to the Investor stating its irrevocable election to prepay all (but not less than all) of the outstanding principal amount of this Note. Subject to the terms and conditions of this Section 13, the Company shall (subject to the following) effect the prepayment of this Note as well as any interest due hereunder pursuant to a Company Prepayment Notice on the 30th day immediately succeeding the date of the Company Prepayment Notice (the “Company Prepayment Date”). Notwithstanding anything to the contrary set forth in this Note, the Investor shall have the right to nullify such Company Prepayment Notice if any of the conditions set forth in this Section 13 shall not have been met. The Company covenants and agrees that it will honor all Conversion Notices tendered from the time of delivery of the Company Prepayment Notice through 6:30 p.m. on the Trading Day prior to the Company Prepayment Date. Notwithstanding the foregoing, the Company and the Investor agree that, if and to the extent Section 5(b) of this Note would restrict the right of the Company to issue or the right of the Investor to receive any of the Underlying Shares otherwise issuable upon conversion in respect of the principal amount of this Note subject to a Company Prepayment Notice, then notwithstanding anything to the contrary set forth in the Company Prepayment Notice, the Company Prepayment Notice shall be deemed automatically amended to apply only to such portion of the principal amount of this Note as would permit conversion in full in compliance with Section 5(b) if such principal amount being prepaid were being converted by the Investor into Underlying Shares. The Investor will promptly (and, in any event, prior to the Company Prepayment Date) notify the Company in writing following receipt of a Company Prepayment Notice if Section 5(b) would restrict its right to receive the full number of otherwise issuable Underlying Shares in respect of the principal amount of this Note being prepaid following such Company Prepayment Notice.

14. Notices. Any and all notices or other communications or deliveries hereunder (including, without limitation, any Conversion Notice or Company Prepayment Notice) shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 6:30 p.m. (New York City time) on a Trading Day, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 6:30 p.m. (New York City time) on any Trading Day, (iii) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The addresses for such communications shall be: (i) if to the Company, to 10701 E. Ute Street, Tulsa, Oklahoma 74116, facsimile: (918) 838-8810, attention Chief Financial Officer, (ii) if to the Investor, to the address or facsimile number appearing on the Company’s shareholder records or such other

14

address or facsimile number as the Investor may provide to the Company in accordance with this Section.

15. Miscellaneous.

(a) This Note shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns.

(b) Subject to Section 15(a), above, nothing in this Note shall be construed to give to any person or corporation other than the Company and the Investor any legal or equitable right, remedy or cause under this Note. This Note shall inure to the sole and exclusive benefit of the Company and the Investor.

(c) All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the laws of the State of Delaware. Each party agrees that all Proceedings shall be commenced exclusively in the state and federal courts sitting in the State of Delaware (the “Delaware Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the Delaware Courts for any Proceeding, and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any Delaware Court or that a Delaware Court is an inconvenient forum for such Proceeding. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal Proceeding. The prevailing party in a Proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding.

(d) The headings herein are for convenience only, do not constitute a part of this Note and shall not be deemed to limit or affect any of the provisions hereof.

(e) In case any one or more of the provisions of this Note shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Note shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Note.

(f) No provision of this Note may be waived or amended except (i) in accordance with the requirements set forth in the Purchase Agreement, and (ii) in a written instrument signed, in the case of an amendment, by the Company and the Investor or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Note shall be deemed

15

to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

(g) To the extent it may lawfully do so, the Company hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any claim, action or Proceeding that may be brought by any Investor in order to enforce any right or remedy under the Notes. Notwithstanding any provision to the contrary contained in the Notes, it is expressly agreed and provided that the total liability of the Company under the Notes for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that the Company may be obligated to pay under the Notes exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by law and applicable to the Notes is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate of interest applicable to the Notes from the effective date forward, unless such application is precluded by applicable law. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company to any Investor with respect to indebtedness evidenced by the Notes, such excess shall be applied by such Investor to the unpaid principal balance of any such indebtedness or be refunded to the Company, the manner of handling such excess to be at such Investor’s election.

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by a duly authorized officer as of the date first above indicated.

MATRIX SERVICE COMPANY

By:
Name:
Title:

16

EXHIBIT A

CONVERSION NOTICE

(To be Executed by the Registered Investor

in order to convert Notes)

The undersigned hereby elects to convert the principal amount of Note indicated below, into shares of Common Stock of Matrix Service Company, as of the date written below. If shares are to be issued in the name of a Person other than undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the Investor for any conversion, except for such transfer taxes, if any. All terms used in this notice shall have the meanings set forth in the Note.

Conversion calculations:
Date to Effect Conversion

Principal amount of Note owned prior to conversion

Principal amount of Note to be Converted

Principal amount of Note remaining after Conversion

DTC Account

Number of shares of Common Stock to be Issued

Applicable Conversion Price

Name of Investor

By:
Name:
Title:

17

By the delivery of this Conversion Notice the Investor represents and warrants to the Company that its ownership of the Common Stock does not exceed the restrictions set forth in Section 5(b) of the Note.

18

Annex 1

Matrix Service Company

Senior Unsecured Convertible Notes due April 25, 2010

CONVERSION SCHEDULE

This Conversion Schedule reflects conversions made under the above referenced Notes.

Dated:

Date of Conversion	Amount of Conversion	Aggregate Principal Amount Remaining Subsequent to Conversion	Applicable Conversion Price

19